UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 2, 2023
(Date of report)

January 30, 2023
(Date of earliest event reported)
JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)

001-11507	13-5593032

(Commission File Number)	(IRS Employer Identification No.)
111 River Street, Hoboken New Jersey	07030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(201) 748-6000

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $1.00 per share	WLY	New York Stock Exchange
Class B Common Stock, par value $1.00 per share	WLYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)    Dismissal of Former Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors of John Wiley & Sons, Inc. (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2024. Several firms were invited to participate in this process including KPMG LLP (“KPMG”), which has served as the Company’s independent registered public accounting firm since 2002.

As a result of this process, following the review and evaluation of the proposals from the participating firms, on January 30, 2023, the Audit Committee of the Board of Directors of the Company approved the dismissal of KPMG, effective following the completion of their audit of the Company’s consolidated financial statements as of and for the year ended April 30, 2023, and the effectiveness of internal control over financial reporting as of April 30, 2023, and the issuance of their reports thereon.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended April 30, 2022 and 2021, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of April 30, 2022 and 2021, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report dated July 6, 2021, contained a separate paragraph stating that “The Company acquired Hindawi during the year ended April 30, 2021, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of April 30, 2021, Hindawi’s internal control over financial reporting associated with less than 1% of total assets, excluding goodwill and intangible assets which are included within the scope of the assessment, and less than 1% of total revenue included in the consolidated financial statements of the Company as of and for the year ended April 30, 2021. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Hindawi.”

During the fiscal years ended April 30, 2022 and 2021 and the subsequent interim period through January 30, 2023, (i) there were no disagreements with KPMG (within the meaning of Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) of the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”)) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG would have caused them to make a reference in connection with their opinion to the subject matter of the disagreement; and (ii) there were no “reportable events” requiring disclosure pursuant to paragraph (a)(1)(v) of Item 304 of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided KPMG with a copy of the foregoing disclosures and requested that KPMG provide a letter addressed to the SEC stating whether it agrees with such disclosures. A copy of KPMG’s letter dated February 2, 2023, is filed as Exhibit 16.1 to this Form 8-K.

(b)    Appointment of New Independent Registered Public Accounting Firm

As a result of the competitive process noted above, the Audit Committee, on January 30, 2023, has selected and appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s new independent registered public accounting firm, subject to completion of PwC’s standard client acceptance procedures and execution of an engagement letter. PwC’s appointment will be for the Company’s fiscal year ending April 30, 2024.

During the Company’s two most recent fiscal years ended April 30, 2022 and 2021, and for the subsequent interim period through January 30, 2023, neither the Company nor anyone on its behalf consulted PwC regarding any of the matters set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
Exhibit No. Description

16.1    Letter of KPMG LLP dated February 2, 2023

Exhibit 104    Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC.
(Registrant)

By	/s/ Brian A. Napack
Brian A. Napack
President and Chief Executive Officer

By	/s/ Christina Van Tassell
Christina Van Tassell
Executive Vice President and Chief Financial Officer

Dated: February 2, 2023